Exhibit 16
                 Letter from Former Accountants







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir:

We have read and agree with the comments in Item 4 of Form 8-K, dated June 13, 1997, for the following:

     Southwest Royalties, Inc. Income Fund V
     Southwest Royalties, Inc. Income Fund VI
     Southwest Oil & Gas Income Fund VII-A, L.P.
     Southwest Royalties Institutional Income Fund VII-B, L.P. Southwest Oil & Gas Income Fund VIII-A, L.P.
     Southwest Royalties Institutional Income Fund VIII-B, L.P. Southwest Oil & Gas Income Fund IX-A, L.P
     Southwest Royalties Institutional Income Fund IX-B, L.P. Southwest Oil & Gas Income Fund X-A, L.P.
     Southwest Oil & Gas Income Fund X-B, L.P.
     Southwest Oil & Gas Income Fund X-C, L.P.
     Southwest Royalties Institutional Income Fund X-A, L.P. Southwest Royalties Institutional Income Fund X-B, L.P. Southwest Royalties Institutional Income Fund X-C, L.P. Southwest Developmental Drilling Fund 91-A, L.P.
     Southwest Oil & Gas Fund XI-A, L.P.
     Southwest Royalties Institutional Income Fund XI-A, L.P. Southwest Developmental Drilling 92-A, L.P.
     Southwest Royalties Institutional Income Fund XI-B, L.P.


                         JOSEPH DECOSIMO AND COMPANY
                         A Tennessee Registered Limited Liability
                         Partnership


Chattanooga, Tennessee

June 13, 1997

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